Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Ramaco Resources, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt Convertible into Equity	0% Convertible Senior Notes due 2031	(1)	457(r)	345,000,000	$	$345,000,000.00	0.0001381	$47,644.50
Fees to be Paid	Equity	Class A Common Stock, $0.01 par value per share	(2)	Other		$		$0.0001381	$0.00

Total Offering Amounts:							$345,000,000.00		47,644.50
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$47,644.50

__________________________________________
Offering Note(s)

(1)	Represents the aggregate principal amount of 0% Convertible Senior Notes due 2031 (the "Notes") whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached.

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, Ramaco Resources, Inc. initially deferred payment of all the registration fees for Registration Statement.

Includes $45,000,000 aggregate principal amount of Notes that may be offered and sold pursuant to the exercise in full of the underwriters' option to purchase additional Notes.
(2)	Includes an indeterminate number of shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), of Ramaco Resources, Inc. issuable upon conversion of the Notes. The initial maximum conversion rate of the Notes is 41.2371 shares of Class A Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act, the amount of shares of Class A Common Stock whose offer and sale is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Class A Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes. (4) Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Class A Common Stock issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes.